Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of RedHill Biopharma Ltd. of our report dated April 10, 2025, relating to the financial statements, which appears in RedHill Biopharma Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
January 22, 2026

Kesselman & Kesselman, Derech Menachem Begin 146 Tel Aviv-Yafo 6492103 Israel,
 P.O Box 7187  Tel-Aviv 6107120  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il